Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-109887, 333-115118, 333-118907 and 333-116500 on Form S-3 and in Registration Statement Nos. 333-116629 and 333-109893 on Form S-8 of our report dated April 7, 2005, relating to the financial statements of Pro- Pharmaceuticals, Inc. appearing in this Annual Report on Form 10-K of Pro- Pharmaceuticals, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 7, 2005